UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 5, 2019

Edge Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000 Berkeley Heights, NJ		07922
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code          (800) 208-3343

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2018, Edge Therapeutics, Inc. (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) on September 4, 2018, notifying the Company that the Company did not meet the minimum bid price per share requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on the Nasdaq Global Select Market and providing the Company with 180 calendar days to regain compliance with this requirement.

On March 5, 2019, the Company received approval from the Listing Qualifications Department of Nasdaq to transfer the listing of the Company’s common stock from the Nasdaq Global Select Market to the Nasdaq Capital Market. This transfer became effective at the opening of business on March 6, 2019. The Company’s common stock will continue to trade under the symbol “EDGE.”

In connection with the transfer of its listing, Nasdaq has granted the Company an additional 180-calendar day period to regain compliance with Nasdaq’s $1.00 minimum bid price per share requirement.  The Listing Qualifications Department’s determination in the March 5, 2019 notification letter was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the compliance period by effecting a reverse stock split, if necessary.

To regain compliance and qualify for continued listing on the Nasdaq Capital Market, the closing bid price per share of the Company’s common stock must be at least $1.00 for at least ten consecutive business days during the additional 180-day grace period, which will end on September 3, 2019. If the Company fails to regain compliance during this grace period, Listing Qualifications Department will provide written notification that the Company’s common stock will be delisted.  At that time, the Company may appeal the Listing Qualification Department’s delisting determination to a Nasdaq hearings panel.  If the Company does appeal any delisting determination, there can be no assurance that such appeal would be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edge Therapeutics, Inc.

Date: March 8, 2019	/s/ Andrew Saik
	Name:	Andrew Saik
	Title:	Chief Financial Officer